Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
      Maverick Oil and Gas, Inc.
      Addison, TX

We hereby consent to the inclusion in Amendment No. 2 to this Registration Statement on Form S-1 of our report dated December 1, 2006 relating to the financial statements as of August 31, 2006 and 2005 and for each of the three years then ended.

We also consent to the references to us under the heading “Interest of Named Experts” in such Document.

/s/Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
January 8, 2007